                                                                   Exhibit 99.1

Raytheon reports 1999 full year and fourth quarter results; Company ends year with record backlog of $28.4 billion
--------------------------------------------------------------------------------

  [Raytheon Logo Appears Here]                         Raytheon Company
                                                       Corporate Communications
                                                       141 Spring Street
                                                       Lexington, Massachusetts
                                                       02421 USA


                                 News release

FOR IMMEDIATE RELEASE

Contact:
David Polk
781.860.2386
www.raytheon.com
----------------

Raytheon reports 1999 full year and fourth quarter results;
Company ends year with record backlog of $28.4 billion

LEXINGTON, Mass., (Jan. 25, 2000) - Raytheon Company (NYSE: RTNA, RTNB) today reported 1999 revenue of $19.8 billion, up 2 percent from the year earlier, and diluted earnings per share of $1.19, in line with the estimate provided by the company on January 18, and down from 1998 diluted earnings per share of $2.47. Revenue was up slightly due to increased sales in missile defense systems and some improvement in the power business of Raytheon Engineers & Constructors (RE&C). The decline in earnings was due to contract-related adjustments, pricing pressures, and the cumulative effect of two internal accounting changes consistent with SOP 98-5 and SAB 101. Results for 1998 also included gains from divestitures.

Total bookings for the year were $24.8 billion, compared with $22.2 billion in bookings for 1998, resulting in record backlog of $28.4 billion, up 18 percent over December 1998.

Fourth quarter 1999 revenue was $4.8 billion, down 8 percent from the previous year. Diluted earnings per share in the quarter were $0.21, compared with $1.00 in the fourth quarter of 1998. The revenue decline in the quarter is due primarily to lower missile shipments; certain non-recurring events from the 1998 fourth quarter in the electronics businesses; aircraft shipments and accounting adjustments at Raytheon Aircraft Company (RAC); and the divestiture of Cedarapids, Inc. These factors, along with contract adjustments in the electronics businesses and cost performance at both RAC and RE&C, contributed to lower earnings for the quarter.

On December 6, 1999, the SEC issued Staff Accounting Bulletin (SAB) 101, which clarified conditions for recognizing revenue on bill and hold transactions. As previously announced, the company recently completed a review of revenue recognition practices at RAC. Based on that evaluation, Raytheon has now restated its financial results consistent with SAB 101. This restatement resulted in a negative effect of $0.11 per share on fourth quarter earnings.

Operating cash flow during the fourth quarter was $778 million, resulting in net debt of $9.5 billion at year-end, compared with $8.6 billion at the end of 1998.

Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. . .                                                   Page 2 of 8




"Despite all the challenges Raytheon faced in 1999, we are moving forward with some of the best technology in the industry, talented people and strong customer relationships," said Daniel P. Burnham, Raytheon chairman and chief executive officer. "We intend to take all of the steps necessary to improve execution in every area of the business and generate free cash flow for debt reduction."

Electronics Businesses
----------------------

Raytheon's electronics businesses reported fourth quarter operating income of $360 million on revenue of $3.5 billion. Operating income for the fourth quarter of 1998 was $658 million on revenue of $3.8 billion. The decline in revenue was due primarily to lower missile shipments, the divestiture of Cedarapids, Inc., and lower sales at Training and Services due to the discontinuance of Raytheon Data Systems. Contributing to lower operating profit were estimate-at-completion
(EAC) adjustments due to higher overhead rates at Sensors and Electronic Systems
(SES); contract cost adjustments on the Boeing Business Jet program at Aircraft Integration Systems; and year-end balance sheet and contract reviews at Command, Control, Communication and Information Systems. These were offset by $65 million of favorable adjustments to restructuring-related reserves. Events in the 1998 fourth quarter, including claim settlements and contract closeouts at SES, contributed to higher revenue and operating profit in the 1998 period.

Operational highlights included:

 . The signing of a $1.3 billion ((Pound Sign)800 million) contract for the UK
  Ministry of Defence's Airborne Stand Off Radar (ASTOR) program. ASTOR is a radar surveillance system that provides day/night and all-weather imagery of the ground over a large area.
 . Selection by the Boeing Company to develop an Active Electronically Scanned
  Array (AESA) radar for the F/A-18F Super Hornet. Under an Advance Agreement between Boeing and the U.S. Navy, Raytheon will develop an integrated AESA radar prototype. The next step would be a Navy contract award, expected in early 2001, for engineering and manufacturing development. If the contract is awarded, delivery of radars would begin in 2004.
 . A $1.1 billion contract award by the National Science Foundation (NSF) to provide science, operations and maintenance support services for the U.S. Antarctic Program. Under the contract, Raytheon will provide everything needed to sustain year-round research programs at three research stations and on two research vessels on and around the continent of Antarctica.

The electronics businesses had backlog of $20.8 billion at the end of the fourth quarter, compared with $17.6 billion at the end of 1998.

Raytheon Engineers & Constructors
---------------------------------

RE&C reported operating income of $5 million on revenue of $656 million in the 1999 fourth quarter, compared with operating income of $22 million on revenue of $658 million for the same period in 1998. Cost growth and project delays, particularly in one international program, continued to erode operating margins at RE&C. Also material to the quarter were losses related to the settlement of two claims.

During the quarter, RE&C won an award for $1.1 billion in new work for two power projects in Massachusetts. Under the contract, awarded by Sithe Energies, Inc., RE&C will be the turnkey

Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. ' '                                                    Page 3 of 8



contractor for two gas-fired power plants, providing complete project management, engineering, equipment procurement, construction and startup services.

RE&C had backlog of $3.4 billion at the end of the quarter, compared with $3.9 billion at the end of 1998.

Raytheon Aircraft Company
-------------------------

RAC recorded an operating loss of $38 million on revenue of $632 million in the 1999 fourth quarter, compared with operating income of $40 million on revenue of $788 million in the fourth quarter of 1998. RAC shipped 10 fewer aircraft in the 1999 fourth quarter than it did in the 1998 period, and 19 fewer aircraft than forecast due to production and shipment delays. All of the delayed 19 aircraft are expected to ship in the first half of 2000. Also contributing to lower operating profit were cost performance on existing and new product lines and the impact of the bill and hold restatement of $57 million in the fourth quarter versus $41 million in the comparable period last year.

Raytheon Travel Air, RAC's fractional aircraft ownership division, reported a record fourth quarter with revenue of $82 million, bringing 1999 revenue to $230 million. Both revenue and fractional share ownership grew in excess of 75 percent during 1999, and Travel Air was ranked No. 1 in customer satisfaction and program reliability based on a survey by Aviation Research Group/U.S. Respondents.

RAC had backlog of $4.3 billion at the end of the quarter, compared with $2.5 billion at the end of 1998.

Raytheon Company is a global technology leader that provides products and services in the areas of commercial and defense electronics, engineering and construction, and business and special mission aircraft. Raytheon has operations throughout the United States and serves customers in 80 countries.

This news release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act concerning the company's financial results, future plans, objectives, expected performance and potential new business awards. Specifically, statements in this release that are not historical facts, including statements accompanied by words such as "believe," "expect," "anticipate," "estimate," "intend," or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The company cautions readers that any such forward-looking statements are based on assumptions that the company believes are reasonable, but are subject to a wide-range of risks, and, there is no assurance that actual results may not differ materially. Important factors that could cause actual results to differ include but are not limited to: differences in anticipated and actual program results, the ability to realize anticipated cost efficiencies, the ability to contain cost growth, particularly at RAC and RE&C, the ability to finance ongoing operations at attractive rates, the effect of market conditions, the impact of competitive products and pricing, and the integration of acquisitions, among other things. Further information regarding the factors that could cause actual results to differ from projected results can be found in the company's reports filed with the SEC, including "Item 1 - Business" in Raytheon's most recent Form 10-K, and this press release should be read in conjunction with cautionary statements contained therein.

Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. . .                                                   Page 4 of 8


C-2536

Attachment A
------------

Raytheon Company
Financial Information
Fourth Quarter 1999

                                      Three Months Ended  Twelve Months Ended
                                      ------------------  -------------------
(In millions, except per share
 amounts)                            31-Dec-99  31-Dec-98  31-Dec-99  31-Dec-98

Net sales                          $  4,830    $  5,258    $ 19,841    $ 19,419
                                   --------    --------    --------    --------

Cost of sales                         3,938       3,930      16,256      15,167
Administrative and selling
   expenses                             418         458       1,550       1,664
Research and development
   expenses                             147         150         508         582
                                   --------    --------    --------    --------

Total operating expenses              4,503       4,538      18,314      17,413
                                   --------    --------    --------    --------

Operating income                        327         720       1,527       2,006
                                   --------    --------    --------    --------

Interest expense, net                   180         178         713         711
Other income, net                       (12)        (33)        (14)       (142)
                                   --------    --------    --------    --------

Non-operating expense, net              168         145         699         569
                                   --------    --------    --------    --------

Income before taxes                     159         575         828       1,437

Federal and foreign income
   tax provision                         87         234         371         593
                                   --------    --------    --------    --------
Income before
   accounting change                     72         341         457         844

Cumulative effect of change
   in accounting principle,
   net of tax                          --          --            53        --
                                   --------    --------    --------    --------

Net income                         $     72    $    341    $    404    $    844
                                   --------    --------    --------    --------
Earnings per common
   share before accounting
   change:
       Basic                       $   0.21      $ 1.01    $   1.35    $   2.50
       Diluted                     $   0.21      $ 1.00    $   1.34    $   2.47

Earnings per common
   share:
       Basic                       $   0.21      $ 1.01    $   1.20    $   2.50
       Diluted                     $   0.21      $ 1.00    $   1.19    $   2.47

Average common shares
   outstanding:
       Basic                          338.3       337.0       337.4       337.9
       Diluted                        338.8       341.2       340.8       341.9


Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. . .                                                   Page 5 of 8





Attachment B
------------

Raytheon Company
Segment Information
Fourth Quarter 1999

                                                                                                    Operating Income (Loss)
                                           Net Sales                Operating Income (Loss)         As a Percent of Sales
(In millions)                          Three Months Ended            Three Months Ended                Three Months Ended
                                       ------------------            ------------------                -----------------
                                      31-Dec-99  31-Dec-98           31-Dec-99  31-Dec-98            31-Dec-99  31-Dec-98

Defense Systems                         $1,315     $1,346              $ 269       $259                  20.5%      19.2%
Sensors and Electronic
  Systems                                  589        709                 59        197                  10.0%      27.8%
Command, Control,
  Communication
  and Information
  Systems                                  921        916                 71        131                   7.7%      14.3%
Aircraft Integration
  Systems, Training
  and Services,
  Commercial
  Electronics and
  Other                                    717        841                (39)        71                  -5.4%       8.4%
                                        ------     ------               ----      -----
Total Electronics                        3,542      3,812                360        658                  10.2%      17.3%

Engineering and
  Construction                             656        658                  5         22                   0.8%       3.3%

Aircraft                                   632        788                (38)        40                  -6.0%       5.1%
                                        ------     ------               ----      -----

Total                                   $4,830     $5,258              $ 327       $720                   6.8%      13.7%
                                        ------     ------               ----      -----



Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record . . .                                                   Page 6 of 8

                                                                                                    Operating Income (Loss)
                                           Net Sales                Operating Income (Loss)         As a Percent of Sales
(In millions)                          Three Months Ended            Three Months Ended                Three Months Ended
                                       ------------------            ------------------                -----------------
                                      31-Dec-99  31-Dec-98           31-Dec-99  31-Dec-98            31-Dec-99  31-Dec-98

Defense Systems                        $ 5,215    $ 4,941            $   785      $ 880                 15.1%       17.8%
Sensors and Electronic
  Systems                                2,695      2,934                332        556                 12.3%       19.0%
Command, Control,
  Communication
  and Information
  Systems                                3,576      3,529                301        371                  8.4%       10.5%
Aircraft Integration
  Systems, Training
  and Services,
  Commercial
  Electronics and
  Other                                  3,003      3,418                  8        225                  0.3%        6.6%
                                       -------    -------             ------     ------
Total Electronics                       14,489     14,822              1,426      2,032                  9.8%       13.7%

Engineering and
  Construction                           2,656      2,065                (61)      (253)                -2.3%       12.3%

Aircraft                                 2,696      2,532                162        227                  6.0%        9.0%
                                       -------    -------             ------     ------

Total                                  $19,841    $19,419             $1,527     $2,006                  7.7%       10.3%
                                       -------    -------             ------     ------




Note: Certain prior year amounts were reclassified to conform to the current year presentation.

Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. . .                                                    Page 7 of 8



Attachment C
------------

Raytheon Company
Other Information
Fourth Quarter 1999

(In millions, except total employees and aircraft shipments)


                                               Backlog
                                               -------
                                        31-Dec-99  31-Dec-98

Electronics                              $ 20,783   $ 17,648

Engineering and Construction                3,355      3,888

Aircraft                                    4,282      2,509
                                         --------   --------
Total backlog                            $ 28,420   $ 24,045
                                         --------   --------
U.S. government backlog included above   $ 16,107   $ 14,622
                                         --------   --------
                                           Total Employees
                                           ---------------
                                         31-Dec-99  31-Dec-98

Total employees                           105,300    108,200
                                         --------   --------

                                         Aircraft Shipments (Units)
                                         -------------------------
                                            Three Months Ended
                                            ------------------
                                           31-Dec-99  31-Dec-98
Hawker                                            11         18
Beechjet (Commercial)                             12         14
King Air                                          38         37
1900D Commuter                                     1         14
Pistons                                           49         38
T-6A                                              --         --
                                            --------   --------
    Total aircraft shipments                     111        121
                                            --------   --------

Raytheon reports 1999 full year and fourth quarter results; Company ends year
with record. . .                                                    Page 8 of 8


Attachment D
------------

Raytheon Company
Preliminary Financial Information
Fourth Quarter 1999

(In millions)

Balance sheets
                                                          31-Dec-99  03-Oct-99  31-Dec-98
Assets
Cash and cash equivalents                                  $   230    $   113    $   421
Accounts receivable                                            851        785        618
Contracts in process                                         5,215      5,537      4,859
Inventories                                                  1,950      2,003      1,991
Deferred federal and foreign income taxes                      490        667        840
Prepaid expenses and other current assets                      195        290        236
                                                           -------     ------     ------
    Total current assets                                     8,931      9,395      8,965

Property, plant and equipment, net                           2,417      2,311      2,275
Goodwill, net                                               14,034     14,115     14,396
Other assets, net                                            2,728      2,863      2,596
                                                           -------     ------     ------
        Total assets                                       $28,110    $28,684    $28,232
                                                           -------     ------     ------

Liabilities and Stockholders' Equity
Notes payable and current portion of long-term debt        $ 2,472    $ 3,112    $   827
Advance payments, less contracts in process                  1,599      1,033      1,251
Accounts payable                                             1,561      1,571      2,071
Accrued salaries and wages                                     549        675        703
Other accrued expenses                                       1,705      1,679      2,180
                                                           -------     ------     ------
    Total current liabilities                                7,886      8,070      7,032

Accrued retiree benefits and other long-term liabilities     1,414      1,724      1,679
Deferred federal and foreign income taxes                      553        624        561
Long-term debt                                               7,298      7,296      8,163
Stockholders' equity                                         10,959    10,970     10,797
                                                           -------     ------     ------
        Total liabilities and stockholders' equity         $28,110    $28,684    $28,232
                                                           -------     ------     ------


Debt-to-capital ratio
                                                           31-Dec-99  03-Oct-99  31-Dec-98
Total debt                                                 $ 9,770    $10,408    $ 8,990
Total capital                                               20,729     21,378     19,787
                                                           -------     ------     ------
    Debt-to-capital ratio                                     47.1%      48.7%      45.4%
                                                           -------     ------     ------

Cash flow information
                                               Three Months Ended
                                               --------------------
                                               31-Dec-99  31-Dec-98
Net income                                    $  72        $   341
Depreciation                                     83             76
Amortization                                    119             97
Working capital                                 959          1,033
Capital spending                               (240)          (135)
Other                                          (215)          (394)
                                              -----         ------
    Subtotal - operating cash flow              778          1,018

Net activity in financing receivables           173            322
Acquisitions and divestitures                    23            251
Dividends                                       (68)
Share repurchase                                 --            (61)
Other                                          (151)          (109)
                                              -----         ------
        Change in net debt                    $ 755         $1,353
Restructuring amounts included in             -----         ------
 operating cash flow above                    $ 168         $  213
                                              -----         ------

 Contact             Corporate Communications
                     corpcom@raytheon.com
                     --------------------
                     For public inquiries, please call 781-862-6600